Exhibit 23.1


                           CONSENT OF LEHMAN BROTHERS

     We hereby consent to the inclusion in the Proxy Statement/Prospectus forming part of this Registration Statement of our opinion dated June 6, 1996 to the Board of Directors of Stawbridge & Clothier, attached as Appendix D to such Proxy Statement/Prospectus, and to the inclusion as Exhibit 99.3 of this Registration Statement of our opinion dated April 4, 1996 to the Board of Directors of Strawbridge & Clothier, and to the references to such opinions contained in the Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and we do not thereby admit that we are experts with respect to any part of this Registration Statement within the meaning of the term "expert" as used in the Securities Act.

                                        LEHMAN BROTHERS

                                        By: /s/ David T. Kercher
                                           -------------------------------------
                                           Senior Vice President


June 7, 1996